UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 11, 2020

IAC/INTERACTIVECORP

(Exact name of registrant as specified in charter)

Delaware	0-20570	59-2712887
(State or other jurisdiction	(Commission File	(IRS Employer Identification No.)
of incorporation)	Number)

555 West 18th Street, New York, NY	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 314-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	IAC	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events

On February 11, 2020, IAC/InterActiveCorp, a Delaware corporation (“IAC”), issued a press release announcing the completion of the transactions contemplated pursuant to the previously disclosed Agreement and Plan of Merger, entered into by and among IAC, Buzz Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of IAC (“Merger Sub”), and Care.com, Inc., a Delaware corporation (“Care.com”), dated as of December 20, 2019 (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, on January 13, 2020, Merger Sub commenced a cash tender offer (the “Offer”) to acquire (i) all outstanding shares of common stock of Care.com, par value $0.001 per share (the “Common Shares”), at a price of $15.00 per Common Share and (ii) all outstanding shares of Series A Convertible Preferred Stock, par value $0.001 per share (the “Preferred Shares,” and together with the Common Shares, the “Shares”), of Care.com, at (x) 150% of the Liquidation Preference per Preferred Share, as specified in the Certificate of Designations for the Preferred Shares (the “Certificate of Designations”), plus (y) Accrued and Unpaid Dividends payable in respect of such Preferred Shares, as specified in the Certificate of Designations, in the case of clauses (x) and (y), calculated as of and including the expiration date of the Offer, pursuant to the terms of the Certificate of Designations, in each case, net to the holder in cash, without interest and less any applicable withholding taxes. As of one minute after 11:59 p.m., Eastern Time, on February 10, 2020, when the Offer expired, approximately 26,256,871 Common Shares and 46,350 Preferred Shares were validly tendered and not properly withdrawn in the Offer, representing approximately 81.3% of Care.com’s outstanding Shares (on an as-converted basis). With all conditions to the Offer satisfied, on February 11, 2020, Merger Sub accepted for purchase all Shares that were validly tendered pursuant to the Offer and not properly withdrawn.

Following completion of the Offer, on February 11, 2020, Merger Sub merged with and into Care.com pursuant to Section 251(h) of the General Corporation Law of the State of Delaware and without any stockholder vote, with Care.com surviving the Merger as a wholly-owned subsidiary of IAC (the “Merger”), pursuant to the Merger Agreement. The Merger became effective on February 11, 2020, following the filing of the certificate of merger with the Secretary of State of the State of Delaware.

As a result of the Merger, Common Shares of Care.com ceased to be traded on the New York Stock Exchange, effective as of market open on February 11, 2020.

The foregoing descriptions of the Offer, the Merger and the Merger Agreement in this Item 8.01 do not purport to be complete and are qualified in their entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit (d)(1) to IAC’s tender offer statement on Schedule TO, filed with the Securities and Exchange Commission on January 13, 2020, and is incorporated herein by reference.

A copy of the press release issued by IAC is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release issued on February 11, 2020 by IAC/InterActiveCorp

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IAC/INTERACTIVECORP

	By:	/s/ Gregg Winiarski
	Name:	Gregg Winiarski
	Title:	Executive Vice President and General Counsel
Date: February 11, 2020

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